CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Sunvalley Solar, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2011 filed with the Securities and Exchange Commission (the “Report”), We, Zhijian (James) Zhang, Chief Executive Officer, and Mandy Chung, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Zhijian (James) Zhang
Name:	Zhijian (James) Zhang
Title:	Principal Executive Officer and Director
Date:	June 20, 2011
By:	/s/ Mandy Chung
Name:	Mandy Chung
Title:	Principal Financial Officer
Date:	June 20, 2011

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.